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                                  EXHIBIT (A)

                             Joint Filing Agreement

         The undersigned each agree that (i) the Statement on Schedule 13D relating to the Common Units of Northern Border Partners, L.P. is adopted and filed on behalf of each of them, (ii) all future amendments to such Statement on Schedule 13D will, unless written notice to the contrary is delivered as described below, be jointly filed on behalf of each of them, and (iii) the provisions of Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, apply to each of them. This agreement may be terminated with respect to the obligation to jointly file future amendments to such Statement on
Schedule 13D as to any of the undersigned upon such person giving written notice thereof to each of the other persons signatory hereto, at the principal office thereof.

         Executed as of January 17, 2002.


                          ENRON CORP.



                          By:    /s/ REX R. ROGERS
                               -------------------------------------------------
                          Name:  Rex R. Rogers
                          Title: Vice President and Associate General Counsel


                          NORTHERN PLAINS NATURAL GAS COMPANY


                          By:    /s/ JANET K. PLACE
                               -------------------------------------------------
                          Name:  Janet K. Place
                          Title: Vice President, General Counsel and
                                 Assistant Secretary


                          SUNDANCE ASSETS, L.P.

                          By:    Ponderosa Assets, L.P.
                                 its general partner

                          By: Enron Ponderosa Management Holdings, Inc. its general partner


                          By:    /s/ RAYMOND M. BOWEN, JR.
                               -------------------------------------------------
                          Name:  Raymond M. Bowen, Jr.
                          Title: Executive Vice President, Finance and Treasurer

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